Exhibit 10.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Form S-8 Nos. 333-12718, 333-13928, 333-99783 and 333-108757) of Celltech Group plc of our report dated March 15, 2004, with respect to the consolidated balance sheets of Celltech Group plc as of December 31, 2003 and 2002 and the related consolidated profit and loss accounts, consolidated statements of total recognized gains and losses, the consolidated statements of cash flow and the consolidated statements of movements in shareholders’ funds for each of the years in the two year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 20-F of Celltech Group plc.

Yours faithfully,

KPMG Audit Plc

London, England

June 24, 2004